UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBMF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 14, 2026, Cambium Networks, Ltd (“CNL”), an indirect, wholly-owned subsidiary of Cambium Networks Corporation (the “Company”), entered administration in England and Wales under Schedule B1 to the Insolvency Act 1986, and David Shambrook, Gordon Thomson, Joe Barry and James Woodhead of RSM UK Restructuring Advisory LLP were appointed as joint administrators of CNL (the “Administrators”).

Sale of Defense Business

On September 22, 2026, CNL (in administration), the Administrators and Airspan Communications Limited, a company incorporated in England and Wales (“Airspan”), entered into a Business Sale Agreement (the “Business Sale Agreement”) pursuant to which CNL sold to Airspan the business and assets relating to the Company’s defense business and certain fixed broadband product lines (collectively, the “Business”) and Cambium Networks, Inc. concurrently entered into a bill of sale to transfer certain U.S. related Business assets to Airspan. The sale (the “Sale”) was completed simultaneously with the execution of the Business Sale Agreement and was not subject to any closing conditions.

The aggregate purchase price was (i) US$27.5 million in cash (the “Base Price”), plus (ii) a contingent amount equal to 50% of the net collections on the transferred accounts receivable, up to a maximum of US$7.5 million (the “Book Debt Upside Amount”) less certain agreed transaction costs. At completion, Airspan paid the Base Price, less certain transaction costs and an aggregate holdback of US$2.5 million (the “Holdback”), in cash to CNL. Of the Holdback, US$2.0 million is payable to CNL following the final determination of a post-completion holdback statement, subject to specified deductions, and US$0.5 million may be retained by Airspan for 18 months following completion and applied against losses arising from challenges to the Sale or a claim to impose successor or similar liability on Airspan, with any unapplied balance payable to CNL at the end of that period. The Book Debt Upside Amount, if any, is payable following the final determination of a net collections statement delivered approximately 390 days following the Sale. A portion of the purchase price was paid to Cambium Networks, Inc. for the sale of the U.S. related Business assets as part of the Sale.

In connection with the Sale, CNL and Airspan also entered into (i) a transitional services agreement, pursuant to which CNL will provide certain transitional services to Airspan following the completion of the Sale and vice versa, (ii) a license agreement pursuant to which CNL granted Airspan a license to certain retained intellectual property, including the cnMaestro software, and Airspan granted CNL a license to certain transferred intellectual property, (iii) a distribution agreement pursuant to which CNL may resell and distribute certain of the transferred products, and (iv) a license to occupy CNL’s leased facilities in Ashburton, United Kingdom.

Other than in respect of the Sale, the Business Sale Agreement and the related agreements described above, there are no material relationships between the Company or any of its affiliates and Airspan or any of its affiliates.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Sale was completed on September 22, 2026.

The Company does not expect to retain any of the net proceeds of the Sale. Substantially all of the assets of CNL are subject to security interests in favor of Bank of America, N.A. under the Company’s secured credit facility (the “Credit Facility”), and CNL’s proceeds of the Sale were paid to CNL, acting by the Administrators, for application in the administration. The Company expects that, after payment of the costs and expenses of the administration and of the Sale, all remaining net proceeds will be applied to the repayment of amounts outstanding under the Credit Facility, which exceed the aggregate consideration payable in the Sale. The Company therefore does not expect that any proceeds will be available for distribution to unsecured creditors of CNL or to the Company directly as a result of the Sale, and does not expect that any value from the Sale will be available for distribution to holders of the Company’s ordinary shares.

Following completion of the Sale, the Administrators will attempt to sell the remainder of CNL’s assets, including some or all of CNL’s business lines, and the Company expects that CNL and its affiliates will wind down all remaining operations. The Company anticipates that CNL will in due course proceed from administration into liquidation, that the remaining entities in the CNL group will be wound up in locally administered processes and that the Company itself will thereafter be dissolved and wound up in accordance with the laws of the Cayman Islands. The Company cautions that its ordinary shares are highly speculative and that shareholders should expect a complete loss of their investment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2026, Morgan Kurk resigned as a member of the Board of Directors of the Company. His decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kirk will retain his position as Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

2.1*	Business Sale Agreement, dated as of September 22, 2026, by and among Cambium Networks, Ltd (in administration), the joint administrators named therein and Airspan Communications Limited
104	Cover Page Interactive Data File (formatting in Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K because the redacted information is both not material and is the type of information the Company treats as private or confidential.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements relating to the expected application of the proceeds of the Sale, the payment of any holdback amounts or Book Debt Upside Amount, the expected repayment of amounts outstanding under the Credit Facility, the expectation that no proceeds will be available for distribution to unsecured creditors or shareholders, the Company’s plans to wind down its remaining operations, the anticipated liquidation of CNL and the winding up of the remaining entities in the CNL group in locally administered processes, the anticipated dissolution and winding up of the Company, and the Company’s intention to deregister its ordinary shares. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control, including actions taken by the Administrators, the Company’s secured lender and other creditors, and the courts. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the holdback amounts or the Book Debt Upside Amount are not paid in whole or in part, the risk that the costs of the administration and wind-down exceed current expectations, and the risk that the liquidation, winding up and dissolution processes take longer or are more costly than anticipated. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	September 28, 2026	By:	/S/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer